Exhibit 99.1

Citizens Community Bancorp, Inc. Hires

Stephen Bianchi As its New President and Chief Executive Officer

Company Release – 6/24/2016

Eau Claire, WI (June 24, 2016) – Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq GM: CZWI), the parent company of Citizens Community Federal N.A. ( “CCFBank”), announced today the appointment of Stephen Bianchi to serve as the Company’s President and Chief Executive Officer. Mr. Bianchi was also appointed President of CCFBank and a member of the board of directors of CCFBank. He replaces Edward Schaefer who recently resigned from both positions.

Since 2011, Mr. Bianchi has served as President and Chief Executive officer of the $1.1 billion asset HF Financial Corp. and Home Federal Bank, both based in Sioux Falls, South Dakota, where he established an excellent track record for improving bank performance. As a 30 year banking veteran, Mr. Bianchi also served in several senior management positions at Wells Fargo Bank and with Associated Bank.

Richard McHugh, Chairman of the Board of Citizens Community Bancorp and CCFBank, observed that “The entire board is very enthusiastic about Mr. Bianchi’s appointment as CEO. We have identified a CEO who has demonstrated the ability to successfully transform a community bank with a very low level of earnings to very competitive levels and who can better articulate our strategic direction and financial performance to the investment community, our employees and the communities we serve.”

Upon his appointment as President and Chief Executive Officer of the Company and CCFBank, Stephen Bianchi said, “I chose to join the dedicated team at CCFBank because of its role as a community based financial institution going back to 1938 that is now transforming to a 21st century financial institution that competitively serves its customers and depositors. It speaks to the loyal relationships that it has developed that rewards its shareholders and its clients and the communities it serves, which is what makes a community banking unique and so enjoyable. As technology and regulation redefine our industry, I see tremendous opportunity for community banks like CCFBank to strengthen themselves through organic growth and acquisitions like the recently completed Community Bank of Northern Wisconsin merger. These opportunities enhance the services available to our clients, while helping our employees learn and grow in their mission to optimize shareholder value.”

The Company recently announced that it had engaged FIG Partners, LLC, to examine the Company’s various strategic and financial opportunities aimed at maximizing shareholder value, which include branch rationalization and market acquisitions consistent with the Bank’s previously announced strategic plan. FIG Partners will evaluate and review these potential opportunities with the Board and the CEO and will advise the Company with respect to certain transactions that may ultimately be pursued as a result of such review.

Citizens Community Federal N.A., a wholly-owned subsidiary of Citizens Community Bancorp, Inc., is a full-service national bank based in Altoona, Wisconsin, serving more than 50,000 customers in Wisconsin, Minnesota and Michigan through 21 branch locations. The Company’s stock trades on the NASDAQ Global Market under the symbol “CZWI”. More information about the Company and Citizens Community Federal N.A. is available at www.ccf.us under “About Us – Investor Relations”.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Press Release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this Press Release are inherently subject to many uncertainties arising in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to consumer demand for the Bank’s products and services; the Bank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; the Bank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit the Bank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies overseeing the Bank; the Bank’s ability to implement its cost-savings and revenue enhancement initiatives including managing costs associated with its branch consolidation and new market branch growth initiatives; legislative or regulatory changes or actions or significant litigation adversely affecting the Bank; fluctuation of the Company’s stock price; the Bank's ability to attract and retain key personnel; the Bank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2015 filed with the Securities and Exchange Commission on December 7, 2015, and in Part II, Item 1A, "Risk Factors", in the Company's Form 10-Q, for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission on May 13, 2016. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this Press Release or to update them to reflect events or circumstances occurring after the date of this Press Release.

Contact: Richard McHugh, Chairman of the Board of Directors

(715) 200-1077

or

Timothy A. Nettesheim, Vice Chairman of the Board of Directors

(262) 956-6225